UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2012

LAWSON PRODUCTS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois		60631
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 304-5050

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Lawson Products, Inc. (the "Company") held a vote at the 2012 Annual Meeting of Stockholders held on May 15, 2012 (the "Annual Meeting"). Out of the 8,597,211 voting shares outstanding, the holders of 7,967,295 shares of the Company’s common stock were represented in person or by proxy to vote on the following proposals:

(1) Directors Andrew B. Albert, I. Steven Edelson and Thomas S. Postek were elected to serve until the 2015 Annual Meeting of Stockholders. Of the 7,967,295 shares present in person or represented by proxy at the meeting, Andrew B. Albert received 5,748,273 votes, I. Steven Edelson received 5,131,951 votes and Thomas S. Postek received 5,619,011 votes.

(2) A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2012, was approved. Of the 7,967,295 shares present in person or represented by proxy at the meeting, 7,428,346 shares were voted for the proposal, 537,886 shares were voted against the proposal and 1,063 shares abstained from voting with respect to the proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

May 17, 2012	By:	Neil E. Jenkins

Name: Neil E. Jenkins
Title: Executive Vice President, Secretary and General Counsel